                                    NET LEASE

LANDLORD:  AL LEINGANG, 2601 TWIN CITY DR., BOX 579, MANDAN, ND 58554

TENANT:  LEINGANG SIDING AND WINDOW, INC., 2601 TWIN CITY DR., BOX 579,
           MANDAN, ND  58554

DATE OF LEASE:  JANUARY 1, 1997

     The landlord hereby leases to the tenant and tenant hereby leases from the landlord, the premises described herein on the following terms and conditions:

     1. Premises: All equipment and vehicles as per the attached list known as Exhibit "A" and approximately 6,000 sq. ft. of office space of the buildings commonly known as the Leingang Siding Building, being a part of the real property situated in the City of Mandan, County of Morton, State of North Dakota, described as follows:

          Lot 4, Block 1, Twin City Industrial Sites

     2. Parking, Common Areas and Access: The tenant and his invitees shall have the non-exclusive right to the use of the common areas, including parking areas, sidewalks and such other areas and facilities as may from time to time be designated by the landlord, all subject to the terms and conditions of this lease and further subject to the rules and regulations for the use thereof as from time to time prescribed by the landlord. The landlord has the right, from time to time, to close any part of the common areas as may be necessary to prevent a dedication thereof to the public or to prevent the acquisition of any rights therein by any other person or for the purposes of making improvements, performing maintenance or doing repairs. Except for necessary interruptions in connection with construction, maintenance and repair work or causes beyond the control of the landlord, the landlord will at all times make available to the tenant and his invitees, reasonable access to the lease premises and a reasonable number of car parking spaces which, for the premises as a whole, will be to the best ability of the landlord in conformity with the applicable regulations of the county and city. The landlord reserves the right, however, to make some of the car parking space available on contiguous properties. The tenant shall in no event have the right to any specific parking spaces nor the right to exclude others from the use of any parking spaces, but the landlord may, by regulation, designate areas for tenant and employee parking.

     3. Cleaning Common Areas: The tenant will cause the sidewalks, common areas and parking lot to be maintained in good repair and in a clean, sanitary and safe condition and will cause


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snow and ice to be removed, all according to the general standards of the community.

     4. Additional Construction: It is anticipated that additions to the building may be built by the landlord on the described property and that the building in which the leased premises are situated may be modified. The landlord reserves the right to perform such construction, but does not assume the obligation of doing so.

     5. Term of Lease: This lease shall commence January 1, 1997 and shall terminate on the last day of December, 1999.

     6. Surrender on Termination: At the expiration of the term of this lease, or of any renewal or extension thereof, or on the earlier termination of this lease, the tenant will surrender the leased premises in a clean and neat condition and in as good condition as when received, reasonable wear and tear and damage by fire and casualty excepted. The tenant may remove his trade fixtures and if the landlord so directs, shall remove his trade fixtures and if such fixtures are removed, shall cause the leased premises to be repaired or will pay to the landlord such reasonable sum as will defray the cost of repair necessitated by such removal. Landlord shall have the right to advertise and place for rent or for sale signs on the premises.

     7. Holding Over: If the tenant shall hold over after the expiration of this lease without a new lease having been entered into, then the tenant shall be on a month-to-month tenancy, but otherwise on all of the same terms and conditions as provided in this lease except that all rents, including the base rent, and all additional charges, will be 20 per cent greater than they would have been had this lease not expired.

     8. Basic Rent: The tenant agrees to pay to the landlord as basic rent: Seven Thousand One Hundred Fifty Dollars ($7,150.00) per month. The rent shall be considered paid when received in good funds by landlord or his authorized agent. All rent shall be paid in advance on the first business day of each calendar month. The rent for any part month at the beginning or ending of this lease shall be pro-rated on a daily basis. Any rent not paid within 5 days of the due date shall be subject to a surcharge of $100, with said surcharge to be paid at the same time the rent is paid. All rent paid shall apply to the first rent coming due.

     9. Governmental Fees: All fees, taxes and assessments including rent tax, business tax, real estate tax, payable to the city, county, state and USA during the life of this lease shall be paid by tenant within 15 days of receiving notice of fees, assessments or taxes due.

     10. Payment of Rent: All rents and other sums due to the landlord under the provisions of this lease shall be paid to the landlord, Al Leingang, 2601 Twin City Drive, Mandan, ND.

     11.  Tenant Deposit:  NONE.

     12. Interest on Delinquencies: Any delinquent rent or other charges owed by the tenant to the landlord shall bear interest from the date due until paid at a maximum rate allowed by law.


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     13.  Utilities:  Tenant hereby covenants and agrees to pay all charges for heat, lights, water and sewer and for all other public utilities which shall be used in or charged against the leased premises during the full term of this lease. Landlord shall not be liable for the failure of any such services for any reason whatsoever. In the event the leased premises are a part of a building or larger premises to which such charges are charged as a whole, with the consent of the landlord, the tenant agrees to pay, upon demand, a proper and fair share of said charges as determined by the percentage of building space in the demised premises as compared with the total building space included in said charge. Tenant shall make no charge for utilities to other tenants of the same building, without the written consent of the landlord.

     14. Signs: The tenants may maintain such individual signs as are consistent with the general design and decor of the area and are approved by the landlord prior to their erection. If, with the landlord's approval, the tenants' signs are integrated with the general identifying sign established by the landlord, then each tenant will be responsible for the maintenance of his own sign, but for that purpose must engage the sign company designated by the landlord. Signing within the demised premises shall be subject to the prior written consent of landlord prior to the installation of such signs.

     15. Condition of Premises: The tenant accepts the premises in their existing condition and relies upon his or her own inspection.

     16. Use of Premises: The premises will be used by the tenant only for the purpose of sales and manufacture of window related products.

     17. Fire Risk: The tenant shall not do anything on the leased premises which will increase the fire hazard nor engage in any activity nor store any materials which are prohibited by law or the ruling of the fire district or fire marshal or the reasonable regulations promulgated by the landlord. If, with the consent of the landlord, the tenant lawfully maintains any material or engages in any activity which increases the fire insurance rates or otherwise increases the costs of maintaining the premises, the tenant shall pay such increased cost to the landlord on demand.

     18. Repairs and Maintenance: The tenant shall be responsible for the maintenance and repair of the heating and air conditioning systems, roof, walls, foundation and structural parts of the premises including all original plumbing and wiring located within the roof, within the walls or beneath the floor. The tenant shall, at his own expense, keep and maintain the interior of the leased premises in a neat, clean condition and in good repair, including promptly replacing any broken or cracked window glass including glass located in both interior and exterior walls or partitions. Tenant shall replace all necessary lighting ballasts, bulbs and tubes and furnace filters.

     19. Tenant Repairs by Landlord: If the tenant fails or refuses to perform any repair or maintenance required of him under this lease promptly after written notice from the landlord,


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then the landlord may make or cause to be made such repairs or maintenance and the tenant will promptly reimburse the landlord therefor.

     20. Alterations: The tenant shall have the right to make alterations, additions and improvements to the interior of the leased premises, according to designs approved by the landlord in writing. No structural alterations may be made by tenant without landlord's prior written consent, which consent shall not be unreasonably withheld. Any alterations, additions and improvements which may be made or installed by tenant shall remain upon the leased premises and, at the termination of this lease, shall be surrendered with the premises as a part thereof, provided, however, that all personal property, fixtures and equipment placed on the leased premises by the tenant may or shall be removed as herein provided. Any increase in real estate taxes resulting from tenant alterations or improvements shall be paid by the tenant.

     21. Liability Insurance: The tenant agrees to secure and maintain property damage insurance and personal liability insurance with limits of at least $100,000 property damages and $1,000,000 bodily injury, naming the landlord and landlord's agent as an additional insured and providing the landlord or his agent with a certificate of insurance in force including the name of the insurance company, the effective date of the policy, coverage and limits provided. Said insurance shall require 30 days notification to landlord by the insurance company prior to cancellation. The tenant agrees to indemnify and save the landlord and landlord's agent harmless from and against any and all claims of any nature whatsoever arising from any act, omission or negligence of the tenant or the tenant's contractors, licensees, agents, servants, employees or invitees or arising from any accident, injury or damage caused to any person or property occurring in or about the leased premises or elsewhere in the above described property if such accident, damage or injury is claimed to have resulted from an act for which the tenant is allegedly responsible. This indemnity and hold harmless agreement includes costs, expenses and costs of defense.

     22. Fire Insurance: Tenant shall, at tenant's sole cost and expense, keep all buildings and improvements erected upon the demised premises and the fixtures, other than trade fixtures of tenant or its sublessees, insured for the benefit of landlord and tenant against loss or damage by fire, with extended coverage protection, with replacement cost type of insurance, in a total amount equal to the replacement value of said improvements. Certificates of such insurance coverage shall be furnished to said landlord stating that coverage will not be cancelled without ten (10) days prior written notice to said landlord, and name the landlord as the insured.

     23. Plate Glass: Tenant shall also, at tenant's cost and expense, maintain all plate glass against any and all damage and breakage.

     24. Tenant Risk: The tenant will use and occupy the leased premises and the common areas with respect to which he has a right of use at his own risk and agrees that the landlord shall


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have no responsibility or liability for any loss or damage sustained by the tenant including loss or damage of or to his fixtures or his personal property.

     25. Waiver of Subrogation: Each party hereto waives any and every claim which arises or may arise in its favor and against the other party hereto during the term of this lease or any renewal or extension thereof for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the premises leased to tenant hereunder, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Said mutual waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this lease with respect to any loss of, or damage to, property of the parties hereto. Inasmuch as the above mutual waivers preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees immediately to give each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of said mutual waivers, and to have said insurance policies endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

     26. Assignment and Subletting: The tenant shall not assign or sublet the whole or any part of the leased premises without the prior written consent of the landlord, which consent shall not be unreasonably withheld, and in giving or withholding consent, the landlord will take into consideration the effect of such assignment or subletting on the entire property described above. In the event that consent is given to an assignment or subletting, the tenant shall nevertheless remain liable to the landlord for the full amount of rent due according to the terms of this lease and the tenant's liability shall continue despite any modification in this lease which shall be made at the request of, or by agreement with, any assignee or sub-tenant. A fee of 25% of one month's rent shall be paid by tenant to landlord at the time of any assignment for landlord's documentation in connection therewith.

     27. Landlord's Right of Entry: The landlord and its authorized agent shall have the right to enter the demised premises during normal business hours for the purpose of inspecting the general condition and state of repair of the premises and for the purpose of making any repairs required of the landlord and for showing of the premises to any prospective tenant. In the event of an emergency the landlord and its authorized agents or public authorities shall have the right to enter the leased premises at any time to prevent damage to the leased premises or other parts of the above described property or to preserve the public peace. Landlord shall have a key to the premises; if the tenant changes locks, tenant shall provide landlord with new keys.

     28. Default by the Tenant: The following events shall constitute events of default by the tenant:


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          (a)  The failure of the tenant to pay any installment of rent or any other sums which are due from the tenant to the landlord in accordance with any provisions of this lease within 5 days after written notice from the landlord;

          (b) The failure of the tenant to comply with any term, condition or covenant of this lease if the same is not remedied within 30 days after written notice from the landlord, or, if such failure cannot reasonably be remedied within 30 days, if the tenant shall not have commenced remedial action with diligence and dispatch;

          (c) If the tenant shall become insolvent or shall make a transfer in fraud of creditors or shall make a general assignment for the benefit of creditors or commit any act of bankruptcy;

          (d) If the tenant shall file a petition under any section or chapter of the bankruptcy laws of the USA or shall be adjudged bankrupt or insolvent in any proceedings filed by or against the tenant;

          (e) If a receiver shall be appointed for the tenant or for all or substantially all of the assets of the tenant.

     29. Remedies of the Landlord: Upon the occurrence of any such event of default by the tenant, the landlord shall have the option to pursue any one of the following remedies without further notice or demand:

          (a) Terminate all rights of the tenant under this lease, in which event the tenant shall immediately surrender the premises to the landlord and if the tenant fails to do so the landlord may, without prejudice to any other remedy, enter upon the premises by any lawful means and remove the tenant and his property therefrom or retain the property asserting whatever lien for rent the landlord may have upon such property, and the tenant agrees to pay to the landlord upon demand the amount of all loss or damage which the landlord may suffer by reason of such termination whether through inability to relet the premises on the same or more favorable terms to the landlord or otherwise;

          (b) The landlord may enter upon the premises and do or perform whatever the tenant was obligated to do under the terms of the lease and the tenant shall forthwith reimburse the landlord the cost thereof and the landlord shall, in such event, endure no liability to the tenant for any such action, whether caused by the negligence of the landlord or otherwise.

     30. Attorney Fees: In pursuing any of its remedies including the giving of notices of default the landlord shall be entitled to recover from the tenant all of its costs and expenses incurred, including reasonable attorney fees, through and including appeal and the pursuit of any remedy provided by this lease shall not limit or preclude any other remedies provided by law.

     31. Rents after Default: If this lease shall be terminated as herein provided, the tenant shall nevertheless remain liable for all rents due the landlord and agrees to pay the same on the dates that the same are due, together with all other sums due the landlord.


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     32.  Successor Landlord:  Any covenants and agreements binding upon the landlord as provided in this lease shall be binding upon the landlord only with respect to and during his ownership of the premises, and if the ownership of the premises shall be transferred, then from and after the effective date of the transfer all obligations of the landlord shall be the sole obligation of the successor landlord.

     33. Mortgages: The landlord has full authority to subordinate the interest of the tenant to any mortgage, deed of trust or other lien placed upon the demised premises and the tenant will, upon request, execute any subordination instruments as may be appropriate to carry out this subparagraph provided that in such subordination this lease shall be recognized by the mortgagee or beneficiary under a deed of trust, and the rights of the tenant shall remain in full force and effect during the term of this lease so long as the tenant shall continue to perform all of his agreements under this lease.

     34. Waiver of Default: No waiver by the parties hereto of any default or breach of any term, condition or covenant of this lease.

     35. Default by Landlord: Landlord shall in no event be in default in the performance of any of its obligations under this lease unless it has received written notice from the tenant and has failed to perform such obligation within 30 days after receipt of such notice or such additional time as is reasonably necessary to perform the same.

     36. Applicable Law: This lease shall be construed and enforced according to the laws of the State of North Dakota and the venue of any action brought with respect to this lease may be laid in Morton County, North Dakota.

     37. Force Majeure: Landlord or tenant shall not be required to perform any term, condition or covenant in this lease so long as such performance is delayed or prevented by force majeure, which shall mean Acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods and any other cause not reasonably within the control of landlord or tenant and which, by the exercise of due diligence, landlord or tenant is unable, wholly or in part, to prevent or overcome.

     38. Exhibits: All exhibits, attachments, annexed instruments and addenda referred to herein shall be considered a part hereof for all purposes with the same force and effect as if copied at full length herein.

     39. Successors: The terms, conditions and covenants contained in this lease, shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective successors interest and legal representatives except as otherwise herein expressly provided. All rights, powers, privileges, immunities and duties of landlord under this lease, including but not limited to any notices required or permitted to be delivered by landlord to tenant hereunder, may, at landlord's option, be exercised or performed by landlord's agent or attorney.

     40. Notices: Any notice or document required or permitted to be delivered pursuant to this lease shall be deemed to have


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been delivered, whether actually received or not, when the same is deposited in the U.S. Mail, first class, postage paid, registered or certified mail, return receipt requested, addressed to the landlord or tenant at the address stated above or at such other address as may have been specified by notice given as herein provided. Notice given in any other manner shall be effective only if given in the manner in which legal process may be served as provided by or if receipt thereof is acknowledged in writing.

     41. Telephone Service: Tenant shall, at own expense, install and maintain telephone service.

     42. Estoppels: If requested by landlord, tenant shall execute estoppel certificates stating the status of this lease.

     43.  Riders:  See attached Exhibit "A".

     This lease was on the date thereof executed at Mandan, North Dakota by the landlord and the tenant. The riders and exhibits referred to herein are incorporated into this document by this reference.

LANDLORD:                                   TENANT:
/s/ Al Leingang                             /s/ Al Leingang

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

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                       (ACKNOWLEDGMENT FOR INDIVIDUAL)

STATE OF NORTH DAKOTA      )
                           ) SS.
COUNTY OF MORTON           )

On this _____ day of ____________, 199___, before me personally appeared Al Leingang, known to me to be the landlord and person who is described in and who executed the within instrument, and acknowledged to me that he executed the same.

Witness my hand hereto affixed the day and year first written above.

(NOTARY SEAL REQUIRED)
                                              ______________________________
                                              Notary Public
                                              Commission Expires ___________

--------------------------------------------------------------------------


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                        (ACKNOWLEDGMENT FOR CORPORATION)

STATE OF NORTH DAKOTA      )
                           ) SS.
COUNTY OF MORTON           )

On this _____ day of __________, 199___, before me personally appeared Al Leingang, known to me to be the President of Leingang Siding and Window, Inc., the corporation that executed the foregoing instrument as tenant, and acknowledged the said instrument and to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath state that he is authorized to execute the said instrument and that the seal affixed is the corporate seal of said corporation.

Witness my hand hereto affixed the day and year first written above.

(NOTARY SEAL REQUIRED)
                                              ______________________________
                                              Notary Public
                                              Commission Expires ___________


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